FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note (this "**Agreement**"), dated March 31, 2022, and effective January 15, 2022 (the "**Effective Date**"), amends that certain Promissory Notes effective September 23,2021 ($500,000), October 8, 2021 ($500,000), October 12, 2021 ($500,000) and October 26, 2021 ($500,000) (the "**Note**"), evidencing $2,000,000, loaned by Ezra Dabah (the "**Holder**"), to Kidpik Corp., a Delaware corporation (the "**Company**" or "**Borrower**"), and is entered into by and between the Holder and the Company, each a "**Party**" and collectively the "**Parties**". Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Note.

WHEREAS, the Parties desire to amend the Note to remove the maturity date and provide for the Note to be payable on demand.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency thereof, the Parties hereto agree as follows:

1. **Amendment to Note**.

(a) Effective as of the Effective Date, the Note is amended by amending and replacing the second to last sentence of the first paragraph thereof to read as follows:

"Subject to Section 1.1 hereof, the principal on this Note shall mature and the entire unpaid balance shall become due and payable upon demand by the Holder thereof (the "Maturity Date")."

2. **Governing Law**. This Agreement shall be governed by the laws of the State of New York without regard to choice of law consideration.

3. **Counterparts and Signatures**. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date set forth on the first page hereof to be effective as of the Effective Date.

"**Company**"
Kidpik Corp.

By: ______________________

Its: CFO

Printed Name: Adir Katzav

"**Holder**"

____
Ezra Dabah